Exhibit (j)(3)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Separate Portfolios Trust

We consent to the use of our report dated May 27, 2016, with respect to the financial statements of Voya Securitized Credit Fund, a series of Voya Separate Portfolios Trust, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
Boston, Massachusetts
May 23, 2017